Exhibit 99.1

ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000

ARROW ELECTRONICS EXPANDS AND EXTENDS ASSET SECURITIZATION PROGRAM

FOR IMMEDIATE RELEASE

CENTENNIAL, Colo. — June 26, 2018 — Arrow Electronics, Inc. (NYSE:ARW) announced that the company has amended its asset securitization program, extending maturity to June 2021 and increasing capacity to $1.2 billion. The program previously matured in September 2019 and totaled $910 million. The program is led by Bank of America, N.A., as administrative agent, and Mizuho Bank, Ltd. as Structuring Agent.

“We are pleased to have extended and expanded our securitization,” said Chris Stansbury, senior vice president and chief financial officer. “Our leading position in the technology solutions marketplace, strong balance sheet, and enhanced liquidity facilities, such as the asset securitization program, give us the financial flexibility to continue to drive strategic growth.”

Arrow Electronics guides innovation forward for over 150,000 of the world’s leading manufacturers of technology used in homes, business and daily life. With 2017 sales of $26.6 billion, Arrow aggregates electronics and enterprise computing solutions for customers and suppliers in industrial and commercial markets. The company maintains a network of more than 345 locations serving over 80 countries. Learn more at FiveYearsOut.com.

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Contact:	Steven O’Brien
Vice President, Investor Relations
303-824-4544

Media Contact:	John Hourigan
Vice President, Global Communications
303-824-4586